Exhibit 99.1

DuPont Reports Fourth Quarter and Full Year 2022 Results
Announces First Quarter 2023 Dividend Increase of 9 Percent

Fourth Quarter 2022 Highlights

•4Q Net Sales of $3.1 billion decreased 4%; organic sales increased 5% versus year-ago period
•4Q GAAP Income from continuing operations of $105 million; operating EBITDA of $758 million
•4Q GAAP EPS from continuing operations of $0.20; adjusted EPS of $0.89
•Launched $3.25 billion accelerated share repurchase program and retired $2.5 billion of long-term debt due in 2023 using proceeds from the M&M Divestiture completed on November 1

Full Year 2022 Highlights

•Full year 2022 Net Sales of $13.0 billion increased 4%; organic sales increased 8% versus prior year
•Full year 2022 GAAP Income from continuing operations of $1.06 billion; operating EBITDA of $3.26 billion
•Full year GAAP EPS from continuing operations of $2.02; adjusted EPS of $3.41
•Deployed more than $7.5 billion of capital during the year through share repurchases, dividends and debt paydown

WILMINGTON, Del., Feb. 7, 2023 - DuPont (NYSE: DD) today announced financial results(1) for the fourth quarter and full year of 2022.

“Our fourth quarter results underpin the quality of our portfolio and our ability to offset a continued challenging global macro environment by focusing on the levers within our control,” said Ed Breen, DuPont Executive Chairman and Chief Executive Officer. “In the face of weak conditions in certain end-markets, namely electronics and construction, we delivered revenue and operating EBITDA results in line with our expectations.”

“Our leading global market positions, disciplined pricing actions and focus on execution drove sales and earnings growth for the year and these factors will be critical as we navigate continued global macro challenges in 2023,” Breen continued.

“The steps completed in 2022 to further transform our portfolio advance our strategy as a premier multi-industrial company and enable us to move forward with a stronger balance sheet and increased financial flexibility,” Breen said. “For the year, we deployed more than $5.0 billion of capital through share repurchase programs and dividends and retired $2.5 billion in long-term debt which highlights our ongoing commitment to a balanced capital allocation approach. We also remain focused on value creation by strengthening our position within key growth pillars through continued investment and innovation.”

(1) During the first quarter of 2022, a substantial portion of the Company’s historic Mobility & Materials segment met the criteria to be classified as discontinued operations for current and historical periods. See page 8 for further information, including the basis of presentation included in this release.
(2) Adjusted EPS, Operating EBITDA, Operating EBITDA Margin, organic sales, free cash flow and free cash flow conversion are non-GAAP measures. See page 9 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 14 of this communication.
(3) 2023 adjusted EPS outlook on page 6 assumes that by year-end 2023, the Company substantially completes the remaining repurchase authority under its $5 billion share buyback program announced on November 8, 2022.
(4) Future dividends are at the discretion of the DuPont Board of Directors.

Fourth Quarter 2022 Results(1)

Dollars in millions, unless noted	4Q’22	4Q’21	Change vs. 4Q’21	Organic Sales (2) vs. 4Q’21
Net sales	$3,104	$3,246	(4)%	5%
GAAP Income from continuing operations	$105	$167	(37)%
Operating EBITDA(2)	$758	$752	1%
Operating EBITDA(2) margin %	24.4%	23.2%	120 bps
GAAP EPS from continuing operations	$0.20	$0.29	(31)%
Adjusted EPS(2)	$0.89	$0.77	16%

Net sales
•Net sales decreased 4% as organic sales(2) growth of 5% was more than offset by currency headwinds of 5% and portfolio impact of 4%.
•Organic sales(2) growth of 5% consisted of a 7% increase in price partially offset by a 2% decline in volume.
◦Price increase reflects actions taken to offset broad-based cost inflation.
◦Volume decline reflects the net result of continued strength in Water Solutions, ongoing growth in the auto adhesives portfolio and gains in certain industrial end-markets which were more than offset by further softening in smartphones and personal computing within Interconnect Solutions, slowdown in semiconductor and construction end-markets, and lower volumes from protective garments within Safety Solutions.
•12% organic sales(2) growth in Water & Protection; 2% organic sales(2) declines in Electronics & Industrial; 18% organic sales(2) growth in the retained businesses reported in Corporate.
•Organic sales(2) growth in all regions globally, including 9% in U.S. & Canada, 7% in EMEA and 2% in Asia Pacific.

GAAP Income/GAAP EPS from continuing operations
•GAAP income/GAAP EPS from continuing operations decreased as higher net charges related to significant items(2), primarily the termination fee associated with the Intended Rogers Transaction, more than offset lower net interest expense and a lower share count.

Operating EBITDA(2)
•Operating EBITDA(2) increased as pricing actions and disciplined cost control more than offset inflationary cost pressure, currency headwinds, portfolio impact from prior year non-core business divestitures and lower volumes.

Adjusted EPS(2)
•Adjusted EPS increased due to a lower share count, lower net interest expense and higher segment earnings which were partially offset by a higher tax rate.

Operating cash flow
•Operating cash outflow in the quarter of $126 million, capital expenditures of $185 million and adjustments totaling $213 million for a tax prepayment related to the M&M Divestiture and the Intended Rogers Transaction termination fee resulted in a free cash flow(2) use of $98 million.
•Free cash flow in the quarter includes headwinds of about $200 million for transaction costs related to the M&M Divestitures and an approximately $100 million cash outflow associated with accounts payable prepaid in advance of the M&M Divestiture which was reimbursed to the Company as part of transaction closing and reported within investing activities.

Full Year 2022 Results(1)

Dollars in millions, unless noted	FY’22	FY’21	Change vs. FY’21	Organic Sales (2) vs. FY’21
Net sales	$13,017	$12,566	4%	8%
GAAP Income from continuing operations	$1,061	$1,207	(12)%
Operating EBITDA(2)	$3,261	$3,152	3%
Operating EBITDA(2) margin %	25.1%	25.1%	Flat
GAAP EPS from continuing operations	$2.02	$2.16	(6)%
Adjusted EPS(2)	$3.41	$3.04	12%

Net sales
•Net sales increased 4% as organic sales(2) growth of 8% was partially offset by currency headwinds of 3% and portfolio impact of 1%.
•Organic sales(2) growth of 8% consisted of a 7% increase in price and 1% increase in volume.
◦Price increase reflects actions taken to offset broad-based cost inflation.
◦Volume increase reflects strong growth in semiconductor, water and industrial end-markets mostly offset by softness in smartphones and personal computing within Interconnect Solutions primarily during the second half of 2022, and lower volumes from protective garments within Safety Solutions.
▪11% organic sales(2) growth in Water & Protection; 5% organic sales(2) growth in Electronics & Industrial; 15% organic sales(2) growth in retained businesses reported in Corporate.
▪Organic sales(2) growth in all regions globally, including 14% in U.S. & Canada, 7% in EMEA and 4% in Asia Pacific.

GAAP Income/GAAP EPS from continuing operations
▪GAAP income/GAAP EPS from continuing operations decreased as higher net charges related to significant items(2) and a higher tax rate more than offset higher segment earnings, lower net interest expense and a lower share count.

Operating EBITDA(2)
▪Operating EBITDA(2) increased primarily on volume gains as pricing actions were mostly offset by inflationary cost pressure driven by higher raw material, logistics and energy costs.

Adjusted EPS(2)
▪Adjusted EPS increased due to a lower share count, higher segment earnings and lower net interest expense which were partially offset by a higher tax rate.

Operating cash flow
▪Operating cash flow for the year of $588 million, capital expenditures of $743 million and adjustments totaling $328 million for tax prepayments related to the M&M Divestiture and the Intended Rogers Transaction termination fee resulted in free cash flow(2) of $173 million.
▪Free cash flow for the year includes headwinds of about $550 million for transaction costs related to the M&M Divestitures and an approximately $100 million cash outflow associated with accounts payable prepaid in advance of the M&M Divestiture which was reimbursed to the Company as part of transaction closing and reported within investing activities.

Quarterly Dividend

The Company today announced that its Board of Directors has declared a first quarter dividend of $0.36 per share on its outstanding common stock, representing a 9 percent increase to its quarterly dividend(4), payable March 15, 2023, to holders of record at the close of business on February 28, 2023.

Segment Highlights

Fourth Quarter 2022

Electronics & Industrial

Dollars in millions, unless noted	4Q’22	4Q’21	Change vs. 4Q’21	Organic Sales(2) vs. 4Q’21
Net sales	$1,343	$1,467	(8)%	(2)%
Operating EBITDA	$407	$423	(4)%
Operating EBITDA margin %	30.3%	28.8%	150 bps

Net sales
▪Net sales decreased 8% as organic sales(2) declined 2%, along with currency headwinds of 5% and portfolio impact of 1%.
▪Organic sales(2) decline of 2% driven by a 5% decrease in volume partially offset by a 3% increase in price.
◦Semiconductor Technologies sales up low single-digits on an organic(2) basis as pricing was partially offset by lower volume resulting from reduced semiconductor fab utilization rates due to weaker end-market demand and channel inventory destocking.
◦Industrial Solutions sales up low single-digits on an organic(2) basis as pricing and ongoing strength in broad-based industrial markets were partially offset by lower demand in consumer-based areas such as printing in packaging end-markets, as well as weakness in LED silicones applications.
◦Interconnect Solutions sales down 10% on an organic(2) basis on volume declines due to channel inventory destocking, further softening in smartphones and personal computing and the impact of COVID disruptions in China.

Operating EBITDA
•Operating EBITDA decreased as volumes declines were partially offset by disciplined cost control.

Water & Protection

Dollars in millions, unless noted	4Q’22	4Q’21	Change vs. 4Q’21	Organic Sales(2) vs. 4Q’21
Net sales	$1,497	$1,415	6%	12%
Operating EBITDA	$360	$325	11%
Operating EBITDA margin %	24.0%	23.0%	100 bps

Net sales
•Net sales increased 6% as organic sales(2) growth of 12% was partially offset by a 6% currency headwind.
•Organic sales(2) growth of 12% reflects broad-based pricing actions taken across the segment to offset cost inflation.
◦Water Solutions sales up over 20% on an organic(2) basis on strong global demand and capacity increases, as well as pricing gains.
◦Safety Solutions sales up high single-digits on an organic(2) basis as pricing actions were somewhat offset by lower volume related to Tyvek® garments.
◦Shelter Solutions sales up high single-digits on an organic(2) basis as pricing gains were partially offset by volume declines primarily in North America construction markets.

Operating EBITDA
•Operating EBITDA increased as pricing actions and disciplined cost control more than offset inflationary cost pressure driven by higher raw material, logistics and energy costs, as well as currency headwinds.

Full Year 2022

Electronics & Industrial

Dollars in millions, unless noted	FY’22	FY’21	Change vs. FY’21	Organic Sales(2) vs. FY’21
Net sales	$5,917	$5,554	7%	5%
Operating EBITDA	$1,836	$1,758	4%
Operating EBITDA margin %	31.0%	31.7%	(70) bps

Net sales
•Net sales increased 7% as organic sales(2) growth of 5% and a portfolio benefit of 5% were partially offset by currency headwinds of 3%.
•Organic sales(2) growth of 5% driven by a 3% increase in volume and a 2% increase in price.
◦Semiconductor Technologies sales up low double-digits on an organic(2) basis driven primarily by strong end-market demand.
◦Industrial Solutions sales up high single-digits on an organic(2) basis on higher volumes for Kalrez® and Vespel® products, OLED materials and for applications in healthcare markets, along with pricing gains.
◦Interconnect Solutions sales down mid single-digits on an organic(2) basis on volume declines related to weaker smartphones and personal computing end-markets globally.

Operating EBITDA
•Increase in operating EBITDA driven by volume gains, a full year of earnings associated with the July 2021 acquisition of Laird Performance Materials and higher pricing which were partially offset by inflationary cost pressure driven by higher raw material, logistics and energy costs, as well as weaker mix in Interconnect Solutions.

Water & Protection

Dollars in millions, unless noted	FY’22	FY’21	Change vs. FY’21	Organic Sales(2) vs. FY’21
Net sales	$5,957	$5,552	7%	11%
Operating EBITDA	$1,431	$1,385	3%
Operating EBITDA margin %	24.0%	24.9%	(90) bps

Net sales
•Net sales increased 7% as organic sales(2) growth of 11% was partially offset by a 4% currency headwind.
•Organic sales(2) growth of 11% consists of 12% pricing reflecting broad-based actions taken across the segment to offset cost inflation, slightly offset by a 1% decline in volume.
◦Water Solutions sales up low-teens on an organic(2) basis on strong global demand across all water technologies, as well as pricing gains.
◦Safety Solutions sales up high single-digits on an organic(2) basis as pricing actions were somewhat offset by lower volumes driven by Tyvek® garments.
◦Shelter Solutions sales up mid-teens on an organic(2) basis driven by pricing gains.

Operating EBITDA
•Operating EBITDA increased as higher pricing and disciplined cost control more than offset inflationary cost pressure driven by higher raw material, logistics and energy costs, as well as currency headwinds.

Outlook

Dollars in millions, unless noted	1Q’23E	Full Year 2023E
Net sales	~$2,900	$12,300 - $12,900
Operating EBITDA(2)	~$710	$3,000 - $3,300
Adjusted EPS(2)(3)	~$0.80	$3.50 - $4.00

“Our teams successfully navigated a challenging 2022 despite significant inflation, global supply chain constraints, geopolitical tensions, dynamic global currencies and an ongoing global pandemic,” said Lori Koch, Chief Financial Officer of DuPont. “In 2023, we expect continued strength in areas such as water and auto adhesives, along with stable demand across industrial end-markets including aerospace and healthcare products. We anticipate lower volumes during the first half of 2023 in consumer electronics and semiconductors resulting from decreased consumer spending, inventory destocking and COVID-related impacts in China, primarily in E&I. We also expect ongoing softness in construction end-markets in W&P during 2023.”

“For the first quarter of 2023, we anticipate continued weakness in these consumer-driven, short-cycle end-markets resulting in organic sales declines in the mid single-digits versus the year-ago period,” Koch continued. “As 2023 progresses, we assume stabilization of consumer electronics demand, normalization of customer inventory levels and improved China demand to drive sequential quarterly improvement in operating results, most notably in the second half of the year.”

“Within the Interconnect Solutions business, we anticipate that channel destocking and customer production rates will begin to improve during the second quarter,” Koch said. “Semiconductor fab utilization rates are also anticipated to bottom during the first half and improve around mid-year. This, coupled with demand rebound from China broadly across our product lines, underpin our view for the full year.”

Conference Call
The Company will host a live webcast of its fourth quarter earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Chris Mecray chris.mecray@dupont.com +1 302-999-2030	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On February 18, 2022, DuPont announced that it has entered into definitive agreements to divest a majority of its historic Mobility & Materials segment, excluding certain Advanced Solutions and Performance Resins businesses, to Celanese Corporation (“Celanese”), (the “M&M Divestiture”). On November 1, 2022, DuPont completed the previously announced M&M Divestiture. The Company also announced on February 18, 2022, that its Board of Directors has approved the divestiture of the Delrin® acetal homopolymer (H-POM) business. In addition to the entry into definitive agreements, the Company anticipates that the closing of the sale of Delrin® would be subject to regulatory approvals and other customary closing conditions, (the “Delrin® Divestiture” and together with the M&M Divestiture, the "M&M Divestitures”).

The M&M Divestitures represent a strategic shift with a related major impact on DuPont’s Operations. As of March 31, 2022, the results of operations, including the gain on sale of the M&M Divestiture, of the M&M Divestitures are presented as discontinued operations for all periods presented. The assets and liabilities of DuPont as of December 31, 2022 presents the Delrin® Divestiture as discontinued operations, and the December 31, 2021 comparable period presents the M&M Divestitures as discontinued operations. The cash flows of these businesses have not been segregated and are included in the interim Consolidated Statement of Cash Flows. Unless otherwise indicated, the discussion of results, including the financial measures further discussed below, refer only to DuPont's Continuing Operations and do not include discussion of balances or activity of the M&M Divestitures. The Auto Adhesives & Fluids, MultibaseTM and Tedlar® product lines previously within the historic Mobility & Materials segment (the "Retained Businesses") are not included in the scope of the M&M Divestitures. The Retained Businesses are reported in Corporate & Other. The reporting changes have been retrospectively applied for all periods presented.

Cautionary Statement about Forward-looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," and similar expressions and variations or negatives of these words.

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the possibility that the Company may fail to realize the anticipated benefits of the $5 billion share repurchase program announced on November 8, 2022 and that the program may be suspended, discontinued or not completed prior to its termination on June 30, 2024; (ii) ability to achieve anticipated tax treatments in connection with mergers, acquisitions, divestitures, and other portfolio changes actions and impact of changes in relevant tax and other laws; (iii) indemnification of certain legacy liabilities; (iv) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and between DuPont, Corteva and Chemours; (v) failure to timely close on anticipated terms (or at all), realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with mergers, acquisitions, divestitures and other portfolio changes; (vi) risks and uncertainties, including increased costs and the ability to obtain raw materials, related to operational and supply chain impacts or disruptions, which may result from, among other events, pandemics and responsive actions, including COVID-19 related disruptions in China, decline in consumer facing markets, and geo-political and weather related events; (vii) ability to offset increases in cost of inputs, including raw materials, energy and logistics; (viii) risks from continuing or expanding trade disputes or restrictions, including on exports to China of U.S. regulated products and technology impacting the semiconductor business; (ix) risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy including the actual conduct of the company’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; and (x) other risks to DuPont's business, operations; each as further discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
This earnings release includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12 and in the Reconciliation to Non-GAAP Measures on the Investors section of the Company's website. Non-GAAP measures included in this release are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

The historic Mobility & Material segment costs that are classified as discontinued operations include only direct operating expenses incurred prior to the November 1, 2022 M&M Divestiture and costs which the Company will no longer incur upon the close of the Delrin® Divestiture. Indirect costs, such as those related to corporate and shared service functions previously allocated to the M&M Businesses, do not meet the criteria for discontinued operations and remain reported within continuing operations. A portion of these indirect costs include costs related to activities the Company will continue to undertake post-closing of the M&M Divestiture, and for which it will be reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted earnings per common share from continuing operations - diluted ("Adjusted EPS"), is defined as earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs. Management estimates amortization expense in 2023 associated with intangibles to be approximately $590 million on a pre-tax basis, or approximately $1.00 per share.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Free cash flow is defined as cash provided by/used for operating activities less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence. As a result, free cash flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company's primary source of liquidity, cash provided by operating activities. Management believes free cash flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company's cash flow and financial performance, and it is an integral measure used in the Company's financial planning process. Free cash flow conversion is defined as free cash flow divided by net income adjusted to exclude the after-tax impact of non-cash impairment charges, gains or losses on divestitures, amortization expense of intangibles and tax benefit/expense from discontinued operations.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net sales	$3,104	$3,246	$13,017	$12,566
Cost of sales	2,048	2,119	8,402	7,971
Research and development expenses	123	148	536	557
Selling, general and administrative expenses	337	401	1,467	1,602
Amortization of intangibles	143	156	590	566
Restructuring and asset related charges - net	54	42	155	50
Acquisition, integration and separation costs	165	23	193	81
Equity in earnings of nonconsolidated affiliates	13	20	75	85
Sundry income (expense) - net	68	(10)	191	145
Interest expense	122	135	492	525
Income from continuing operations before income taxes	193	232	1,448	1,444
Provision for income taxes on continuing operations	88	65	387	237
Income from continuing operations, net of tax	105	167	1,061	1,207
Income from discontinued operations, net of tax	4,063	59	4,786	5,308
Net income	4,168	226	5,847	6,515
Net income attributable to noncontrolling interests	12	22	49	48
Net income available for DuPont common stockholders	$4,156	$204	$5,798	$6,467

Per common share data:
Earnings per common share from continuing operations - basic	$0.20	$0.29	$2.02	$2.17
Earnings per common share from discontinued operations - basic	8.51	0.11	9.61	9.75
Earnings per common share - basic	$8.71	$0.40	$11.63	$11.92
Earnings per common share from continuing operations - diluted	$0.20	$0.29	$2.02	$2.16
Earnings per common share from discontinued operations - diluted	8.49	0.11	9.59	9.72
Earnings per common share - diluted	$8.69	$0.40	$11.61	$11.89

Weighted-average common shares outstanding - basic	477.3	516.1	498.5	542.7
Weighted-average common shares outstanding - diluted	478.4	517.8	499.4	544.2

DuPont de Nemours, Inc.
Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$3,662	$1,972
Marketable securities	1,302	—
Accounts and notes receivable - net	2,518	2,159
Inventories	2,329	2,086
Prepaid and other current assets	168	177
Assets held for sale	—	245
Assets of discontinued operations	1,336	7,664
Total current assets	11,315	14,303
Property
Property, plant and equipment	10,179	9,895
Less: Accumulated depreciation	4,448	4,142
Property, plant and equipment - net	5,731	5,753
Other Assets
Goodwill	16,663	16,981
Other intangible assets	5,495	6,222
Restricted cash and cash equivalents	103	53
Investments and noncurrent receivables	733	919
Deferred income tax assets	109	116
Deferred charges and other assets	1,251	1,360
Total other assets	24,354	25,651
Total Assets	$41,400	$45,707
Liabilities and Equity
Current Liabilities
Short-term borrowings	$300	$150
Accounts payable	2,103	2,102
Income taxes payable	233	201
Accrued and other current liabilities	951	1,040
Liabilities related to assets held for sale	—	25
Liabilities of discontinued operations	261	1,413
Total current liabilities	3,848	4,931
Long-Term Debt	7,774	10,632
Other Noncurrent Liabilities
Deferred income tax liabilities	1,158	1,459
Pension and other post-employment benefits - noncurrent	522	762
Other noncurrent obligations	1,151	873
Total other noncurrent liabilities	2,831	3,094
Total Liabilities	14,453	18,657
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2022: 458,124,262 shares; 2021: 511,792,785 shares)	5	5
Additional paid-in capital	48,420	49,574
Accumulated deficit	(21,135)	(23,187)
Accumulated other comprehensive (loss) income	(791)	41
Total DuPont stockholders' equity	26,499	26,433
Noncontrolling interests	448	617
Total equity	26,947	27,050
Total Liabilities and Equity	$41,400	$45,707

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

In millions (Unaudited)	Twelve Months Ended December 31,
	2022	2021
Operating Activities
Net income	$5,847	$6,515
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,180	1,458
Credit for deferred income tax and other tax related items	(144)	(323)
Earnings of nonconsolidated affiliates less than dividends received	59	9
Net periodic pension benefit (credit) cost	(7)	(1)
Periodic benefit plan contributions	(79)	(85)
Net gain on sales and split-offs of assets, businesses and investments	(5,103)	(5,092)
Restructuring and asset related charges - net	155	57
Inventory step-up amortization	—	12
Other net loss	47	181
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(191)	(255)
Inventories	(569)	(537)
Accounts payable	(131)	317
Other assets and liabilities, net	(476)	25
Cash provided by operating activities	588	2,281
Investing Activities
Capital expenditures	(743)	(891)
Proceeds from sales of property, businesses, and ownership interests in nonconsolidated affiliates, net of cash divested	10,951	797
Acquisitions of property and businesses, net of cash acquired	5	(2,346)
Purchases of investments	(1,317)	(2,001)
Proceeds from sales and maturities of investments	15	2,001
Other investing activities, net	12	39
Cash provided by (used for) investing activities	8,923	(2,401)
Financing Activities
Changes in short-term notes borrowings	(150)	150
Proceeds from issuance of long-term debt transferred to IFF at split-off	—	1,250
Proceeds from credit facility	600	—
Repayment of credit facility	(600)	—
Payments on long-term debt	(2,500)	(5,000)
Purchases of common stock and forward contracts	(4,375)	(2,143)
Proceeds from issuance of Company stock	88	115
Employee taxes paid for share-based payment arrangements	(27)	(26)
Distributions to noncontrolling interests	(36)	(41)
Dividends paid to stockholders	(652)	(630)
Cash transferred to IFF and subsequent adjustments	(11)	(153)
Other financing activities, net	(4)	(29)
Cash used for financing activities	(7,667)	(6,507)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(148)	(72)
Decrease in cash, cash equivalents and restricted cash	1,696	(6,699)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	2,037	8,733
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	39	42
Cash, cash equivalents and restricted cash at beginning of period	2,076	8,775
Cash, cash equivalents and restricted cash from continuing operations, end of period	3,772	2,037
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	39
Cash, cash equivalents and restricted cash at end of period	$3,772	$2,076

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Electronics & Industrial	$1,343	$1,467	$5,917	$5,554
Water & Protection	1,497	1,415	5,957	5,552
Corporate & Other [1]	264	364	1,143	1,460
Total	$3,104	$3,246	$13,017	$12,566
U.S. & Canada	$1,066	$1,050	$4,359	$3,924
EMEA [2]	528	558	2,193	2,236
Asia Pacific	1,400	1,534	6,022	6,019
Latin America	110	104	443	387
Total	$3,104	$3,246	$13,017	$12,566

Net Sales Variance by Segment and Geographic Region	Three Months Ended December 31, 2022
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio & Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	3%	(5)%	(2)%	(5)%	(1)%	(8)%
Water & Protection	12	—	12	(6)	—	6
Corporate & Other [1]	7	5	12	(4)	(35)	(27)
Total	7%	(2)%	5%	(5)%	(4)%	(4)%
U.S. & Canada	11%	(2)%	9%	—%	(7)%	2%
EMEA[2]	8	(1)	7	(9)	(3)	(5)
Asia Pacific	5	(3)	2	(8)	(3)	(9)
Latin America	7	3	10	—	(4)	6
Total	7%	(2)%	5%	(5)%	(4)%	(4)%

Net Sales Variance by Segment and Geographic Region	Twelve Months Ended December 31, 2022
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio & Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	2%	3%	5%	(3)%	5%	7%
Water & Protection	12	(1)	11	(4)	—	7
Corporate & Other [1]	10	—	10	(3)	(29)	(22)
Total	7%	1%	8%	(3)%	(1)%	4%
U.S. & Canada	11%	3%	14%	—%	(3)%	11%
EMEA[2]	8	(1)	7	(8)	(1)	(2)
Asia Pacific	4	—	4	(4)	—	—
Latin America	9	6	15	—	(1)	14
Total	7%	1%	8%	(3)%	(1)%	4%
1.Corporate & Other includes activities of the Retained Businesses and certain divested businesses including Biomaterials, Clean Technologies and Solamet®.
2.Europe, Middle East and Africa.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Electronics & Industrial	$407	$423	$1,836	$1,758
Water & Protection	360	325	1,431	1,385
Corporate & Other [1]	(9)	4	(6)	9
Total	$758	$752	$3,261	$3,152
1. In addition to corporate expenses, Corporate & Other includes activities of the Retained Businesses and certain divested businesses, including Biomaterials, Clean Technologies and Solamet®.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Electronics & Industrial	$5	$9	$31	$41
Water & Protection	8	9	39	36
Corporate & Other [1]	—	2	5	8
Total equity earnings included in operating EBITDA (GAAP)	$13	$20	$75	$85
1. Corporate & Other includes activities of the Retained Businesses and certain divested businesses, including Biomaterials, Clean Technologies and Solamet®.

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Income from continuing operations, net of tax (GAAP)	$105	$167	$1,061	$1,207
+ Provision for income taxes on continuing operations	88	65	387	237
Income from continuing operations before income taxes	$193	$232	$1,448	$1,444
+ Depreciation and amortization	274	295	1,135	1,112
- Interest income [1]	42	2	50	12
+ Interest expense	121	113	486	503
- Non-operating pension/OPEB benefit [1]	8	8	28	30
'- Foreign exchange losses (gains), net [1]	6	(18)	15	(53)
+ Future reimbursable indirect costs	7	14	52	60
- Significant items	(219)	(90)	(233)	(22)
Operating EBITDA (non-GAAP)	$758	$752	$3,261	$3,152
1.Included in "Sundry income (expense) - net."

Reconciliation of "Cash provided by operating activities" to Free Cash Flow	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Cash (used for) provided by operating activities (GAAP) [1]	$(126)	$621	$588	$2,281
Capital expenditures	(185)	(184)	(743)	(891)
Other transaction payments [2]	213	—	328	—
Free cash flow (non-GAAP)	$(98)	$437	$173	$1,390
1.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities" for the year end periods noted. Includes cash activity related to the M&M Businesses, including the M&M Divestiture prior to separation, and the gain on sale. In addition, includes approximately $100 million cash outflow associated with accounts payable prepaid in advance of the transaction date for which the Company was reimbursed by Celanese at closing as part of proceeds within investing activities. In the comparative periods, the former Nutrition & Biosciences business segment is included in Cash Flows prior to separation.
2.Other transaction payments represents the estimated tax payments associated with the M&M Divestiture and the termination fee associated with the Terminated Intended Rogers Transaction.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended December 31, 2022
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$193	$94	$0.20
Less: Significant items
Acquisition, integration and separation costs [4]	(165)	(128)	(0.27)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(54)	(42)	(0.09)	Restructuring and asset related charges - net
Gain on divestiture [6]	1	1	—	Sundry income (expense) - net
Terminated Intended Rogers Acquisition financing fees [7]	(1)	(1)	—	Interest expense
Income tax related item	—	(51)	(0.10)	Provision for income taxes on continuing operation
Total significant items	$(219)	$(221)	$(0.46)
Less: Amortization of intangibles	(143)	(112)	(0.23)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	8	7	0.01	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(7)	(5)	(0.01)	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Adjusted results (non-GAAP)	$554	$425	$0.89

Significant Items Impacting Results for the Three Months Ended December 31, 2021
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$232	149	$0.29
Less: Significant items
Acquisition, integration and separation costs [8]	(23)	(17)	(0.03)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(42)	(33)	(0.06)	Restructuring and asset related charges - net
Gain on divestiture [9]	(3)	(40)	(0.08)	Sundry income (expense) - net
Terminated Intended Rogers Acquisition financing fees [7]	(22)	(16)	(0.03)	Interest expense
Income tax related items	—	(20)	(0.04)	Provision for income taxes on continuing operation
Total significant items	$(90)	$(126)	$(0.24)
Less: Amortization of intangibles	(156)	(120)	(0.23)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	8	5	0.01	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(14)	(11)	(0.02)	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Adjusted results (non-GAAP)	$484	$401	$0.77
1.Income from continuing operations before income taxes.
2.Net income from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs related to strategic initiatives primarily reflects the pre-tax termination fee of $162.5 million related to the Terminated Intended Rogers Acquisition.
5.Includes Board approved restructuring plans and asset related charges.
6.Reflects a gain adjustment primarily related to the historical sale of Biomaterials reflected in Corporate & Other.
7.Reflects structuring fees and the amortization of the commitment fees related to the financing agreements entered into for the Terminated Intended Rogers Acquisition.
8.Acquisition, integration and separation costs related to strategic initiatives including the sale of the Biomaterials business unit, the acquisition of Laird
PM and the Terminated Intended Rogers Acquisition.
9.Reflects a gain adjustment related to the historical sales of Solamet® and TCS/HSC reflected in Corporate & Other.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Twelve Months Ended December 31, 2022
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$1,448	$1,008	$2.02
Less: Significant items
Acquisition, integration and separation costs [4]	(193)	(150)	(0.30)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(61)	(47)	(0.09)	Restructuring and asset related charges - net
Asset impairment charges [6]	(94)	(65)	(0.13)	Restructuring and asset related charges - net
Gain on divestiture [7]	69	61	0.12	Sundry income (expense) - net
Terminated Intended Rogers Acquisition financing fees [8]	(6)	(5)	(0.01)	Interest expense
Income tax related item	—	(52)	(0.11)	Provision for income taxes on continuing operations
Employee Retention Credit [9]	52	40	0.08	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Total significant items	$(233)	$(218)	$(0.44)
Less: Amortization of intangibles	(590)	(459)	(0.92)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	28	23	0.05	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(52)	(40)	(0.08)	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Adjusted results (non-GAAP)	$2,295	$1,702	$3.41

Significant Items Impacting Results for the Twelve Months Ended December 31, 2021
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$1,444	$1,177	$2.16
Less: Significant items
Acquisition, integration and separation costs [10]	(81)	(72)	(0.13)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(50)	(38)	(0.07)	Restructuring and asset related charges - net
Gain on divestitures [11]	143	71	0.13	Sundry income (expense) - net
Inventory step-up amortization	(12)	(10)	(0.02)	Cost of sales
Terminated Intended Rogers Acquisition financing fees [8]	(22)	(16)	(0.03)	Interest expense
Income tax related item [12]	—	55	0.10	Provision for income taxes on continuing operations
Total significant items	$(22)	$(10)	$(0.02)
Less: Amortization of intangibles	(566)	(441)	(0.81)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	30	18	0.03	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(60)	(46)	(0.08)	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Adjusted results (non-GAAP)	$2,062	$1,656	$3.04
1.Income from continuing operations before income taxes.
2.Net income from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs including the sale of the Biomaterials business unit, the acquisition of Laird PM and the termination fee of $162.5 million associated with the Terminated Intended Rogers Acquisition.
5.Includes Board approved restructuring plans and asset related charges.
6.Reflects a pre-tax impairment charge related to an equity method investment.
7.Reflects the gains on sale of the Biomaterials business unit within Corporate & Other, the sale of land use right within the Water & Protection segment, and the gain related to interest on a milestone payment associated with the TCS/HSC Disposal.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures
8.Reflects structuring fees and the amortization of the commitment fees related to the financing agreements entered into for the Terminated Intended Rogers Acquisition.
9.Employee Retention Credit pursuant to the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act as enhanced by the Consolidated Appropriations Act (“CAA”) and American Rescue Plan Act (“ARPA”).
10. Acquisition, integration and separation costs primarily associated with the execution of activities related to strategic initiatives including the divestiture of the Biomaterials business unit, the acquisition of Laird PM and the divestitures of the Clean Technologies and Solamet® business units.
11. Reflects the gain from the sale of the Solamet® business within Corporate & Other and post-closing adjustments related to certain divested businesses.
12. Includes a net $77 million tax benefit primarily related to the impact of tax reform in Switzerland.